EXHIBIT 23(b)
                 CONSENT OF INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 with respect to the Worthington Industries, Inc. Deferred Profit Sharing Plan (the "Plan") of our report dated March 6, 1995 with respect to the Plan's financial statements, included in Form 11-K for the Plan's year ended November 30, 1993, and all references to our firm included in or made a part of the Registration Statement.


                              /s/Hirth Norris & Graul

                              Hirth Norris & Graul

Columbus, Ohio
March 6, 1995